NEWS RELEASE

Teradata Reports 2018 First Quarter Results

•	Better than expected first quarter revenue of $506 million

•	Bookings mix shift to subscription moving faster than expected

•	Recurring revenue increased 11 percent from the first quarter of 2017

•	Repurchased 2.1 million shares during the first quarter for approximately $76 million

SAN DIEGO – May 3, 2018 -- Teradata Corp. (NYSE: TDC) reported revenue of $506 million for the quarter ended March 31, 2018, compared to $491 million reported in the first quarter of 2017. Recurring revenue of $302 million was up 11 percent from the first quarter of 2017. Subscription booking mix was 62 percent in the quarter, significantly higher than the 40 percent - 50 percent anticipated. Teradata’s first quarter year-over-year revenue comparison benefited from approximately 4 percentage points of foreign currency translation(1).

Teradata reported a net loss under U.S. Generally Accepted Accounting Principles (GAAP) of $(7) million in the first quarter, or $(0.06) per share, which compared to a net loss of $(2) million, or $(0.02) per share, in the first quarter of 2017. Non-GAAP net income in the first quarter of 2018, which excludes stock-based compensation expense and special items, was $23 million, or $0.19 per diluted share, as compared to $37 million, or $0.28 per diluted share in the first quarter of 2017.(2) Non-GAAP earnings per share exceeded expectation and guidance for the quarter.

“I am pleased with Teradata’s strong momentum as we continue to execute our growth strategy. We exceeded our plan for revenue and earnings per share, and importantly, we attained these results while achieving a better rate of adoption of subscription licenses. Our increasing sales funnel and the accelerating shift to subscription are clear demonstrations of the value of Teradata to our customers,” said Vic Lund, President and Chief Executive Officer, Teradata. “The Teradata team has performed an amazing accomplishment in driving Teradata’s transformation, and I remain confident in our ability to continue to deliver our winning strategy in 2018.”
Gross Margin
For the first quarter of 2018, GAAP gross margin was 44.1 percent versus 45.8 percent for the first quarter of 2017. On a non-GAAP basis, excluding stock-based compensation expense and special items, gross margin for first quarter 2018 was 48.4 percent, versus 51.1 percent in the prior-year period.(2)

Operating (Loss)/Income

Operating loss reported under GAAP in the first quarter of 2018 was $(4) million compared to breakeven in the first quarter of 2017. On a non-GAAP basis, excluding stock-based compensation expense and special items, operating income was $35 million in the first quarter of 2018, versus $59 million in the first quarter of 2017(2). As expected, non-GAAP operating income was lower due to the shift to subscription and strategic transformation investments as compared to the prior year.

Income Taxes
Teradata’s GAAP tax rate was 12.5 percent for the first quarter of 2018, as compared to 0 percent in the first quarter of 2017. Excluding special items, Teradata’s non-GAAP tax rate was 25.8 percent in the first quarter of 2018 versus 35.1 percent in the first quarter of 2017.(2) The decrease in the non-GAAP effective tax rate was largely due to the decrease in the U.S. statutory rate effective in 2018 as a result of recently enacted U.S. tax reform.

Cash Flow
Teradata generated $184 million of cash from operating activities in the first quarter of 2018, compared to $248 million in the same period in 2017. In the first quarter of 2018, Teradata generated $156 million of free cash flow (cash from operating activities less capital expenditures and additions to capitalized software), compared to $230 million in the first quarter of 2017.(3) The expected decrease in cash from operating activities and free cash flow was due to the company’s ongoing transition to subscription-based purchasing options, which result in the company collecting less cash in the current period as customers pay over time, the higher expense run rate from prior-year strategic transformation investments, and timing of cash collections.

Balance Sheet
Teradata ended the first quarter of 2018 with $939 million in cash. As of the end of the first quarter of 2018, the company repatriated cash to pay off its revolving credit facility and fund share repurchases. Teradata plans to repatriate the majority of its remaining offshore cash across the balance of 2018 to fund share repurchases and to retain the remainder for general corporate purposes.

As of March 31, 2018, Teradata had total debt of $525 million, all of which was outstanding under a term loan. Teradata had no borrowings under its $400 million revolving credit facility as of March 31, 2018.

During the first quarter of 2018, Teradata repurchased $76 million of the company’s common stock, or approximately 2.1 million shares.

Guidance
Due to higher than expected bookings mix shift to subscription-based transactions, where revenue is recognized over time rather than up front in the current period, Teradata now expects 2018 full year revenue to be approximately $2.15 billion to $2.18 billion. Also, due to the accelerating shift in mix to subscription, Teradata expects revenue in the second quarter of 2018 to be in the $520 million to $530 million range.

Teradata also now expects full-year 2018 GAAP earnings per share to be $0.58 to $0.64 as a result of the faster than anticipated shift of bookings mix to subscription-based transactions. On a non-GAAP basis, which excludes stock-based compensation expense and special items, earnings per share is expected to be in the $1.40 to $1.46 range(2). GAAP (loss)/earnings per share in the second quarter of 2018 is expected to be in the $(0.02) to $0.00 range. Non-GAAP earnings per share in the second quarter is expected to be in the $0.17 to $0.19 range(2).

Earnings Conference Call
A conference call is scheduled today at 2:00 p.m. (PT) to discuss the company’s first quarter 2018 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s website at investor.teradata.com.

Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on the Investor Relations page of Teradata’s website.

1.
The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the company’s web site at investor.teradata.com, which is used to determine revenue on a constant currency (“CC”) basis.

Revenue
(in millions)
	For the Three Months Ended March 31
	2018	2017	% Change as Reported	% Change in Constant Currency
Recurring	$302	$273	11%	7%
Perpetual software licenses and hardware	69	90	(23)%	(27)%
Consulting services	135	128	5%	0%
Total revenue	$506	$491	3%	(1)%

Americas	$264	$267	(1)%	(1)%
International	242	224	8%	(1)%
Total revenue	$506	$491	3%	(1)%

2.
Teradata reports its results in accordance with GAAP. However, as described below, the company believes that certain non-GAAP measures such as non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, all of which exclude certain items (as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of GAAP to non-GAAP results included in this release.
(in millions, except per share data)

	For the Three Months
	Ended March 31
Gross Profit:	2018	2017	% Chg.
GAAP Gross Profit	$223	$225	(1)%
% of Revenue	44.1%	45.8%

Excluding:
Stock-based compensation expense	4	3
Acquisition, integration and reorganization related costs	3	2
Capitalized Software ASC 985-20	15	21
Non-GAAP Gross Profit	$245	$251	(2)%
% of Revenue	48.4%	51.1%

Operating (Loss)/Income:
GAAP Operating Loss	$(4)	-	-
% of Revenue	(0.8)%	0.0%

Excluding:
Stock-based compensation expense	19	15
Amortization of acquisition-related intangible assets	2	2
Acquisition, integration and reorganization related costs	3	21
Capitalized Software ASC 985-20	15	21
Non-GAAP Operating Income	$35	$59	(41)%
% of Revenue	6.9%	12.0%

Net (Loss)/Income:
GAAP Net Loss	$(7)	$(2)	(250)%
% of Revenue	(1.4)%	(0.4)%

Excluding:
Stock-based compensation expense	19	15
Amortization of acquisition-related intangible assets	2	2
Acquisition, integration and reorganization related costs	3	21
Capitalized Software ASC 985-20	15	21
Income tax adjustments*	(9)	(20)
Non-GAAP Net Income	$23	$37	(38)%
% of Revenue	4.5%	7.5%

	Three Months
	Ended March 31
Earnings Per Share:	2018	2017	2018 Q2 Guidance	2018 FY Guidance
GAAP (Loss)/Earnings Per Share	$(0.06)	$(0.02)	$(0.02) - 0.00	$0.58 - 0.64
Excluding:
Stock-based compensation expense	0.16	0.12	0.13	0.55
Amortization of acquisition-related intangible assets	0.02	0.02	0.01	0.05
Acquisition, integration and reorganization related costs	0.02	0.16	0.01	0.03
Capitalized Software ASC 985-20	0.12	0.16	0.10	0.40
Income tax adjustments*	(0.07)	(0.15)	(0.06)	(0.21)
Impact of dilution **	-	(0.01)	-	-
Non-GAAP Diluted Earnings Per Share	$0. 19	$0.28	$0.17 - 0.19	$1.40 – 1.46

* Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the company’s ongoing operations. As a result of these adjustments, the company’s non-GAAP effective tax rate for the first quarter of 2018 was 25.8% and 35.1% in the first quarter of 2017.

** Represents the impact to earnings per share as a result of moving from basic to diluted shares.

3.
As described below, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of the company’s stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

	(in millions)
	2018	2017

Cash provided by operating activities (GAAP)	$184	$248
Less capital expenditures for:
Expenditures for property and equipment	(26)	(16)
Additions to capitalized software	(2)	(2)
Total capital expenditures	(28)	(18)
Free Cash Flow (non-GAAP measure)(3)	$156	$230

Note to Investors
This news release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs and projections of expected future financial and operating performance, business trends, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially, including the factors discussed in this release and those relating to: the global economic environment and business conditions in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business, including the increased pressure on price/performance for data analytics solutions and changes in customer’s buying patterns; fluctuations in our operating results, including as a result of the pace and extent to which customers shift from perpetual to subscription-based licenses; our ability to realize the anticipated benefits of our business transformation program or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including the impact of economic, political, and legal conditions, and foreign currency fluctuations; risks associated with data privacy, cyber-attacks and maintaining secure and effective internal information technology and control systems; the timely and successful development, production or acquisition and market acceptance of new and existing products and services; tax rates and the impact of recent tax reform legislation; turnover of workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful exploitation of new acquisition and alliance opportunities ; recurring revenue may decline or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules, including Topic ASC 606; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata
Teradata helps companies achieve high-impact business outcomes. With a portfolio of cloud-based business analytics solutions, architecture consulting, and industry leading big data and analytics technology, Teradata unleashes the potential of great companies. Visit teradata.com.
Teradata and the Teradata logo are trademarks or registered trademarks of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

INVESTOR CONTACT: Gregg Swearingen Teradata (937) 242-4600 gregg.swearingen@teradata.com	MEDIA CONTACT: Benjamin Hendricks Teradata (919) 522-2978 ben.hendricks@teradata.com
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SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF LOSS
(in millions, except per share amounts - unaudited)

	Three Months
	2018	2017	% Chg
Revenue
Recurring	$302	$273	11%
Perpetual software licenses and hardware	69	90	(23)%
Consulting services	135	128	5%
Total revenue	506	491	3%
Gross profit
Recurring	212	206
% of Revenue	70.2%	75.5%
Perpetual software licenses and hardware	21	29
% of Revenue	30.4%	32.2%
Consulting services	(10)	(10)
% of Revenue	(7.4)%	(7.8)%
Total gross profit	223	225
% of Revenue	44.1%	45.8%

Selling, general and administrative expenses	152	155
Research and development expenses	75	70
Loss from operations	(4)	—
% of Revenue	(0.8)%	—%

Other expense, net	(4)	(2)

Loss before income taxes	(8)	(2)
% of Revenue	(1.6)%	(0.4)%

Income tax benefit	(1)	—
% Tax rate	12.5%	—%

Net loss	$(7)	$(2)
% of Revenue	(1.4)%	(0.4)%

Net loss per common share
Basic	$(0.06)	$(0.02)
Diluted	$(0.06)	$(0.02)

Weighted average common shares outstanding
Basic	121.4	130.4
Diluted	121.4	130.4

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	March 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$939	$1,089
Accounts receivable, net	451	554
Inventories	43	30
Other current assets	97	77
Total current assets	1,530	1,750
Property and equipment, net	172	162
Capitalized software, net	107	121
Goodwill	401	399
Acquired intangible assets, net	21	23
Deferred income taxes	58	57
Other assets	66	44
Total assets	$2,355	$2,556

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$68	$60
Short-term borrowings	—	240
Accounts payable	110	74
Payroll and benefits liabilities	110	173
Deferred revenue	532	414
Other current liabilities	93	102
Total current liabilities	913	1,063
Long-term debt	456	478
Pension and other postemployment plan liabilities	111	109
Long-term deferred revenue	72	85
Deferred tax liabilities	9	4
Other liabilities	150	149
Total liabilities	1,711	1,888
Stockholders' equity
Common stock	1	1
Paid-in capital	1,350	1,320
Accumulated deficit	(637)	(579)
Accumulated other comprehensive loss	(70)	(74)
Total stockholders' equity	644	668
Total liabilities and stockholders' equity	$2,355	$2,556

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended March 31
	Three Months
	2018	2017
Operating activities
Net loss	$(7)	$(2)
Adjustments to reconcile net loss to net cash provided
by operating activities:
Depreciation and amortization	34	36
Stock-based compensation expense	19	16
Deferred income taxes	(5)	(8)
Changes in assets and liabilities:
Receivables	83	106
Inventories	(13)	(6)
Current payables and accrued expenses	(27)	(44)
Deferred revenue	124	145
Other assets and liabilities	(24)	5
Net cash provided by operating activities	184	248
Investing activities
Expenditures for property and equipment	(26)	(16)
Proceeds from sale of property and equipment	(2)	(2)
Net cash used in investing activities	(28)	(18)
Financing activities
Repurchases of common stock	(60)	(43)
Repayments of long-term borrowings	(15)	(8)
Repayment of credit facility borrowings	(240)	—
Other financing activities, net	10	7
Net cash used in financing activities	(305)	(44)
Effect of exchange rate changes on cash and cash equivalents	—	4
(Decrease) increase in cash, cash equivalents and restricted cash	(149)	190
Cash, cash equivalents and restricted cash at beginning of period	1,089	974
Cash, cash equivalents and restricted cash at end of period	$940	$1,164

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended March 31
	2018	2017	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas	$264	$267	(1)%	(1)%
International	242	224	8%	(1)%
Total segment revenue	506	491	3%	(1)%

Segment gross profit
Americas	147	151
% of Revenue	55.7%	56.6%
International	98	100
% of Revenue	40.5%	44.6%
Total segment gross profit	245	251
% of Revenue	48.4%	51.1%

Reconciling items(1)	(22)	(26)
Total gross profit	$223	$225
% of Revenue	44.1%	45.8%